United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 20, 2022
CANNAE HOLDINGS, INC.
(Exact name of Registrant as Specified in its Charter)

1-38300
(Commission File Number)

Delaware	82-1273460
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

1701 Village Center Circle
Las Vegas, Nevada 89134
(Addresses of Principal Executive Offices)

(702) 323-7330
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Cannae Common Stock, $0.0001 par value	CNNE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Cannae Holdings, Inc. (“Cannae”) provided a letter agreement (the “Debt Commitment Letter”) to John Textor, an individual, pursuant to which Cannae provided a commitment to Mr. Textor to provide a credit facility up to a maximum principal amount of €523,000,000 (the “Credit Facility”) in connection with Mr. Textor’s contemplated acquisition of certain equity interests in Olympique Lyonnais Groupe SA (the “Acquired Interests”) through Eagle Football Holdings, LLC (“Eagle Football”) which was publicly announced on June 20, 2022 following a competitive bidding process (the “OL Transaction”), at which time the Debt Commitment Letter was delivered.

The Debt Commitment Letter was delivered by Cannae following Cannae’s entry into a non-binding letter of intent with Mr. Textor regarding the formation of Eagle Football and Cannae’s equity participation therein, including in connection with the OL Transaction through a potential conversion of some or all of the Credit Facility to equity in Eagle Football on terms to be agreed (the “Eagle Football Transactions”).

The Debt Commitment Letter is subject to the summary terms and conditions set forth therein and provides that the proceeds of the Credit Facility may be used solely in connection with the purchase of the Acquired Interests. The Credit Facility will be secured by Mr. Textor’s and/or Eagle Football’s interest in the Acquired Interests and Palace Holdco UK Limited (parent entity of Crystal Palace Football Club), and personally guaranteed by Mr. Textor. Any amounts borrowed under the Credit Facility will accrue interest at a rate of 8% per annum payable at maturity, and the Credit Facility will mature with full repayment due one year from closing of the Acquired Interests. The Debt Commitment Letter contemplates that Mr. Textor or his assignees must comply with certain customary negative covenants under the Credit Facility.

The Credit Facility is subject to the entry into definitive documentation containing the summary terms and conditions set forth in the Debt Commitment Letter. The Eagle Football Transactions are subject to the entry into definitive documentation.

If the Credit Facility becomes funded, which is expected to occur at the closing of the OL Transaction during the second half of 2022, Cannae expects to syndicate a substantial majority of its commitment to third party investors, and has received indications of interest to that effect. There can be no guarantee that the purchase of the Acquired Interests will be consummated, that any amounts under the Credit Facility will be funded, or that the Eagle Football Transactions will be entered into or consummated or that any investment into Eagle Football will be made.

Item 7.01.	Regulation FD Disclosure

On June 24, 2022, Cannae issued a press release announcing its entry into a non-binding letter of intent with Mr. Textor regarding the formation of Eagle Football and Cannae’s equity participation therein, as well as Cannae’s entry into the Debt Commitment Letter in connection with the OL Transaction. A copy of the press release issued by the Cannae is attached hereto as Exhibit 99.1. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities, nor shall it be deeded to be incorporated by reference in any filing under the Securities Act or Exchange Act.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

Number	Description
99.1	Press Release of Cannae Holdings, Inc., dated June 24, 2022
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cannae Holdings, Inc.
Date:	June 24, 2022	By:	/s/Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel and Corporate Secretary